THIS AGREEMENT is made the First day of July 1990
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BETWEEN:

(1) BERKELEY GOVETT & COMPANY LIMITED a company incorporated in Jersey whose registered office is situate at Templar House, Don Street, St. Helier, Jersey, Channel Islands (hereinafter called "the Company") and

(2) IAN KENNETH WHITEHEAD of 1 Vallence Road, London N22 4UD (hereinafter called "the Employee").

NOW IT IS hereby agreed as follows:

1.     APPOINTMENT

       The Company agrees to employ the Employee initially as Vice-President, Finance with effect from 1st September 1990 and on or about 1st January 1991 as Chief Financial Officer of the Company on the terms of this agreement.

2.     TERM

       This Agreement and the employment shall commence on the 1st day of September 1990 and shall continue (subject to termination as hereinafter mentioned) until:-

       (a) the Company gives the Employee one year's written notice to expire at any time; or

       (b) the Employee gives the Company six months written notice to expire at any time.

3.     DUTIES

       The Employee agrees to perform the following duties based in London and reporting solely to the Chairman of the Company:-

       a) for the period from the commencement of this agreement until on or about 31st December 1990 the duties of Vice-president Finance of the Group, with overall responsibility along with
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              the Group's  existing Chief  Financial  Officer for the day to day financial operations of the Group; and

       b) thereafter the duties of Chief Financial Officer of the Group with overall responsibility for the day to day financial operations of the Group and implementation of the Group's financial policies and requirements within the Group's business plan, and liasing with the Company's major investors in presenting the financial position of the Group.

The Employee further agrees that the Company at its discretion may require him from time to time to perform other duties consistent with his status beyond the duties set out above and he agrees to perform those duties or undertake those tasks as if they were specifically required under this agreement.

4.     TIME and ATTENTION

       a) The Employee agrees to devote the whole of his time and attention and skills necessary to perform the duties of his office and shall faithfully and diligently perform such duties and exercise such powers as may from time to time be assigned to or vested in him and shall obey all reasonable and lawful directions given to him and shall use his best endeavours to promote the interests of the Company.

       b) The Employee shall not during the continuance of his employment hereunder (except as a representative of the Company or any of its subsidiaries or with the consent in writing not to be unreasonably withheld of the Chairman of the Company) be directly or indirectly engaged or concerned in the conduct of any other business nor shall he be directly or indirectly interested in any such business save through his holding or being interested in investments (quoted or unquoted) not representing more than 5% of the issued equity share capital of any class of any one company.

5.     CONFIDENTIAL INFORMATION

       The Employee shall not use, divulge or communicate to any person (other than those whose province it is to know the same) any of the
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       trade secrets or  confidential  information of the Company or any company in the Group which he may have received or obtained while in the service of the Company or any member of the Group. This restriction shall continue to apply after the termination of his employment without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain otherwise than through unauthorised disclosure by the Employee.

6.     REMUNERATION

       The remuneration of the Employee shall be:

       a) A fixed salary at the rate of GBP100,000 per annum payable monthly on the 20th day of each month and the parties hereby agree that the said salary shall be inclusive of any other sums receivable as directors' or advisers' fees or other remuneration from the Company or any company in the Group. The amount of the said salary shall be reviewed annually by the Chairman of the Company at the time that the remuneration package of the other senior executives of the Group are reviewed ("the review date"), any adjustments to be made to the amount of such salary to be upwards only.

       b) In addition, the Chairman of the Company shall consider each year, not later than the review date, taking into account the performance of the Group and the contribution made thereto by the Employee to the Group during the previous twelve months, whether additional bonus payments should be made to the Employee, the amount of such payments to be at the absolute discretion of the Chairman of the Company.


       c) The Company shall provide a motor car for the use of the Employee for the performance of his duties, such a car to be a Volvo Estate car (or a car of equivalent value) such motor car to be replaced every three years. The Company agrees to pay all the running costs of such vehicle except for petrol for the Employee's own use and the Employee agrees to take all reasonable care to keep the car in a good condition and at the end of his employment hereunder (howsoever caused) to return the said vehicle forthwith.
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       d)     The Employee is entitled to be reimbursed for reasonable  business entertainment and out of pocket expenses properly incurred by him in the performance of his duties including the expenses of travelling and subsistence and the Employee agrees to produce to the Chairman of the Company at his request reasonable evidence of such expenses.

       e) The Employee is eligible to participate in the Company's executive share option scheme, under which he has been granted options to acquire 100,000 ordinary shares in the Company at a price of GBP 1.85 per share, such options becoming vested over a period of twenty one months as more particularly described in the option certificates relating thereto. The number of options granted to the Employee will be reviewed (on an upward basis only) on the review date each year with additional options being granted on terms to be agreed if the Chairman of the Company considers it appropriate.

       f) The Employee shall be a member of the John Govett non-contributory company pension scheme during his employment hereunder.

       g) The Company agrees to provide life insurance cover of three times the Employee's salary as defined in sub-clause (a) hereof but the Company's obligation hereunder shall be satisfied if the Employee becomes a member of the John Govett pension plan and his membership includes such cover.

7.     DIRECTORSHIPS

       Unless otherwise agreed, the Employee will not be a director of the Company or any other company in the Group whilst employed hereunder.

8.     ILLNESS

       a) In the case of the illness of the Employee or other cause incapacitating him from attending to his duties (such illness or other cause being hereinafter called "the incapacity") the

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              Employee  shall continue to be paid for such absence (such payment to be inclusive of any Statutory Sick Pay to which the Employee may be entitled) for a period of six months. At the end of such period the Company shall be entitled to terminate the Employee's employment forthwith, but with payment in lieu of the notice that the Employee would otherwise be entitled to. It is understood that in any event, the Employee will be covered by the Company's permanent health insurance scheme.

       b) Provided that if the incapacity shall be or appear to be occasioned by actionable negligence of a third party in respect of which damages are or may be recoverable the Employee shall forthwith notify the Board of that fact and of any claim, compromise, settlement or judgement made or awarded in connection therewith and shall give to the Board all such particulars of such matters as the Board may reasonably require and shall if so required by the Board refund to the Company such damages (so far as those damages relate to the loss of earnings for the period of the incapacity) as the Board may reasonably determine but not exceeding the amount of damages or compensation recovered by him under such claim, compromise, settlement or judgement less any costs in or in connection with or under such claim, compromise, settlement or judgement borne by the Employee and not exceeding the aggregate of the remuneration paid to him by way of salary in respect of the period of the incapacity.

9.     SUMMARY TERMINATION

       The employment of the Employee hereunder may be terminated by the Company, acting through its Chairman, without notice if the Employee is guilty of any gross default or misconduct in connection with or affecting the business of the Company or any company in the Group, in the event of any serious or repeated breach or non-observance (after the giving of due warning) by the Employee of any of the stipulations herein contained, if the Employee becomes bankrupt or makes any composition or enters into any Deed of arrangement with his creditors, if the Employee is convicted of any arrestable criminal offences or suffers a term of imprisonment following conviction (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed), if the Employee is disqualified from holding office under the Company Director's Disqualification Act 1986, or if the Employee is unable to satisfy any applicable requirement of any regulatory authority to which the Company or any company in the Group is subject which is required for the Employee to enable him to carry out substantially the whole of his duties hereunder.

10.    DUTIES ON TERMINATION

       Upon the termination howsoever caused of this Agreement the Employee:

       a) if at that time the Employee is a Director or officer of the Company or any other company in the Group he shall upon the request of the Company resign without claim for compensation from all such offices held by him in any associated companies as may be so requested and in the event of his failure to do so forthwith upon request the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and deliver such resignation or resignations to the Company and to each of the companies in the Group of which the Employee is at the material time a director or other officer;

       b) shall deliver to the Company all correspondence, documents and other papers and all other property belonging to the Company or any company in the Group which may be in the Employee's possession or under his control which relate in any way to the business or affairs of the Company or any company in the Group or of any customer or client of the Company or any company in the Group and the Employee shall not without the prior consent of the Board retain any copies thereof;

       c) without the consent of the Company shall not at any time thereafter represent himself still to be connected with the Company or any company in the Group.

11.    RECONSTRUCTION OR AMALGAMATION

       If during the continuance of this Agreement the employment of the Employee hereunder is terminated by reason of the liquidation of the Company for the purpose of a scheme of reconstruction or amalgamation and the Employee is offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms no less favourable than under this agreement then the Employee shall have no claim against the Company in respect of the termination of his employment hereunder by reason or such liquidation.

12.    CHOICE OF LAW

       This agreement shall be interpreted and enforced in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English Courts. The Company hereby appoints John Govett & Company Limited at its registered office for the time being as its agent to accept service of any process in relation to this Agreement.

13.    NOTICES

       NOTICES by either party must be given by letter or by telex message (confirmed by letter) addressed to the other party at (in the case of the Company) its registered office for the time being and (in the case of the Employee) his last known address and any such notice given by letter or telex message shall be deemed to have been given at the time at which the letter or telex message would be delivered in the ordinary course of post or transmission as the case may be.

14.    PARTICULARS OF EMPLOYMENT

       The following additional particulars are given in compliance with the Employment Protection (Consolidation) Act 1978 (as amended):

       a) No period of previous employment counts towards the Employee's continuous employment which will commence on 1st September 1990;

       b) Save as otherwise provided herein there are no terms or conditions of employment relating to out of work or to normal working hours or to entitlement to holidays beyond 25 working days a year (provided that the last five days of such entitlement shall not be taken consecutively) (plus public holidays) or holiday pay (other than that in the year the Employee's employment terminates he will have a right to holiday pay for an amount proportionate to the amount of the year elapsed in respect of accrued holidays not taken) or to incapacity to work due to sickness or injury (save as a member of the Company's permanent health insurance scheme) or to pensions or pension schemes;

       c) Because of the seniority of the Employee's position where there are no formal disciplinary rules set out for the Employee but he is expected to exhibit a high standard propriety in all his dealings with and in the name of the Company and any company in the Group;

       d) Because of the seniority of the Employee's position, if the Employee is dissatisfied with any disciplinary decision or if he has any grievance relating to his employment hereunder he should refer such disciplinary decision or grievance to the Chairman of the Company and the reference will be dealt with by him;

       e) a contracting out certificate is in force in respect of the pension scheme referred to in Clause 6(f) hereof.

15.    DEFINITIONS

       In this Agreement unless a context otherwise requires the following expressions shall have the following meanings:

       "associated company"   means  a   subsidiary  and   any   other   company
                              which is for the time being a holding company (as defined by Section 736 of the Companies Act 1985) of the Company or another subsidiary of any such holding company;

        "the Group"           shall   mean  the   Company   together   with  its
                              associated and subsidiary  companies in the United
                              Kingdom and elsewhere in the world;

        "the Board"           means the Board of Directors for the time being of
                              the Company;

        "subsidiary"          means a  subsidiary  (as defined by Section 736 of
                              the Companies Act 1985) for the time being of the Company.

AS WITNESS whereof the parties or their duly authorised representatives have hereunto put their hands the day and year first above written.


Signed by                                   )        /s/  Arthur I. Trueger
for and on behalf of                        )        Executive Chairman
BERKELEY GOVETT & COMPANY                   )
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LIMITED in the presence of:-                )        /s/  Kathilee L. Fong
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Signed by IAN KENNETH WHITEHEAD             )        /s/  Ian K. Whitehead
          ---------------------
In the presence of:-                        )        /s/  Andrew J. Dunlop